UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WEGENER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 29, 2005

Dear Fellow Wegener Stockholder,

Enclosed with this letter is information about Wegener Corporation’s Annual Meeting of Stockholders, which will be held on January 31, 2005. We urge you to read the material carefully and sign, date and return the enclosed WHITE proxy card in the postage paid envelope today.

You should know that a dissident stockholder has filed a proxy statement and intends to wage a costly and disruptive proxy fight at the Annual Meeting. You may have already received a mailing from the dissident and we urge you not to return any green proxy cards you receive.

Whether or not you plan to attend the Annual Meeting, your Board of Directors urges you to vote FOR your Board’s nominees on the WHITE proxy card today.

OUR STRATEGY IS TO DRIVE LONG-TERM GROWTH:

•	Development of leading edge technologies is vitally important to our future

•	Operational efficiencies have resulted in clearer focus and execution

•	New Technologies

Our industry is rapidly changing and we need to ensure that we are at the leading edge of these new technologies in order to gain significant benefits from them. We believe that directing our resources in this manner will produce growth for Wegener and ultimately be more rewarding for our stockholders.

Specifically, we are focusing our resources on:

•	New MPEG-4 video compression technology. This technology will drive new growth throughout the industry by allowing present networks to cut recurring costs by up to 50% and brand new networks to start and develop that were not possible with previous technologies. Investing in this R&D now is necessary to insure product and system availability at the beginning stage of this market.

•	IPTV settops and DVB satellite receivers will be the first products with the new MPEG-4 technology. We are focusing R&D, Marketing, and Sales resources on both product categories to ensure that our products are available in harmony with the needs of our current satellite customers as well as the rapidly developing IPTV customer base.

•	Investing in the diversification of the iPump® Media Server to alternate markets. This investment has allowed early penetration of iPump technology into markets where Wegener has been strong for years. Focused R&D resources in this area have resulted in the company booking more iPump orders during the first quarter of fiscal 2006 than we did during all of fiscal 2005.

•	Operational Efficiencies

Over the past two years, senior management has developed a much stronger executive team to focus on growth and profitability while addressing persistent problems throughout our organization. Specifically, a sharper focus has been brought to bear in the areas of:

•	Execution of product development projects in a more focused and cost effective manner.

•	Improvement of our strategic planning processes with a strong and disciplined emphasis on marketing research and customer input.

•	Improvement of sales effectiveness with additional training and new personnel. We have also recently hired a very experienced and successful Vice President of Worldwide Sales.

•	Renewed focus on the customers we serve, while actively developing new accounts based on market research and sales team discipline.

YOUR BOARD AND MANAGEMENT TEAM HAVE A CLEAR PLAN IN

PLACE TO BUILD STOCKHOLDER VALUE

We understand and share the feelings of frustration and disappointment that our stockholders feel over the performance of Wegener in recent years and we realize that we have a lot of hard work ahead of us. However, we firmly believe that the long-term growth potential and viability of your company could be compromised, if we restrict the types and amounts of investments required to make new technology, in order to purely focus on short-term results.

We are confident that your Board of Directors and management team have the industry expertise and experience required to execute on our plan and return your company to profitability. We are positive in our belief that our Board and management team, which has a thorough and developed understanding of the markets we compete in, will continue to make significant contributions for the benefit of our company and our stockholders.

THE DISSIDENT GROUP NOMINEES LACK THE NECESSARY EXPERIENCE

AND EXPERTISE THAT IS ESSENTIAL IN OUR FAST CHANGING

INDUSTRY

In contrast to your Board’s nominees that are up for election at this year’s annual meeting, we believe the two dissident group nominees lack the relevant experience that is necessary to be a positive influence in the boardroom. The swift technological changes that are occuring in our industry require a board and management team that are highly versed and knowledgeable about the advancements and products that are necessary to stay competitive in the market place. In the past we have said that we would be receptive to adding one or more industry-experienced independent directors who understand Wegener’s business and understand the industry in which Wegener operates. And we continue to actively search for such a candidate. However, in our opinion, we just do not believe that the two dissident nominees have the requisite industry experience and background that is necessary to help us achieve our goals in the future.

YOUR VOTE IS VERY IMPORTANT. VOTE FOR YOUR BOARD’S

NOMINEES ON THE WHITE PROXY CARD.

Your Board of Directors and management remains committed to acting in the best interests of all stockholders and unanimously recommends that Wegener Stockholders vote the enclosed WHITE PROXY CARD today FOR your Board’s nominees.

Your vote is extremely important – no matter how many or few shares you own. To vote your shares, please sign, date and return the enclosed WHITE proxy card and mail it promptly in the postage-paid envelope provided.

Thank you very much for your continued support.

Sincerely,

Robert A. Placek

Chairman of the Board, President and Chief Executive Officer

IMPORTANT NOTE:

Remember, if you hold your shares in a bank or brokerage firm, you may be able to vote by telephone or Internet –

Please review the enclosed voting form to determine if these voting options are available to you. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834

This letter constitutes soliciting material under SEC Rule 14a-12. Wegener Corporation, and its Board of Directors, including Wendell H. Bailey, Phylis A. Eagle-Oldson, Thomas G. Elliot, Ned L. Mountain, Joe K. Parks, Robert A. Placek and C. Troy Woodbury, Jr., are participants in this solicitation. You may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from the definitive proxy statement of Wegener Corporation that will be mailed to you prior to the annual meeting of stockholders.

We urge you to read the proxy statement when it is available because it contains important information. At the time of the filing of the proxy materials with the SEC, you will be able to obtain the proxy statement and any other soliciting materials for free at the SEC’s website at www.sec.gov. You may also obtain for free a copy of the proxy statement and the other soliciting materials by contacting Innisfree M&A Incorporated at 1-888-750-5834.